UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2023

MSP Recovery, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39445	84-4117825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Le Jeune Road Floor 10
Coral Gables, Florida		33134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 614-2222

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LIFW	The Nasdaq Global Market
Redeemable warrants, each lot of 25 warrants is exercisable for one share of Class A common stock at an exercise price of $287.50 per share	LIFWW	The Nasdaq Global Market
Redeemable warrants, each lot of 25 warrants is exercisable for one share of Class A common stock at an exercise price of $0.0025 per share	LIFWZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2023, MSP Recovery, Inc. d/b/a LifeWallet’s (the “Company” or “LifeWallet”) Board of Directors (the “Board”) appointed Francisco Rivas-Vásquez, C.P.A., as the Company’s Chief Financial Officer (“CFO”) and principal financial officer. Mr. Ricardo Rivera will no longer serve as the Company’s interim CFO, although Mr. Rivera will continue to serve as the Company’s Chief Operating Officer. Mr. Rivas-Vásquez, age 45, joins LifeWallet from BDO LLP, where he served as Transaction Advisory Services Managing Director since 2022. Mr. Rivas-Vásquez served as Deal Advisory Director for KPMG LLP from 2010 to 2022, and Senior Associate for KPMG LLP from 2005 to 2010. From 2002 to 2005, Mr. Rivas-Vásquez served as Audit Senior/Staff Accountant for Ernst & Young LLP. Mr. Rivas-Vásquez received a Master of Science in Accountancy from the University of Notre Dame and a bachelor’s degree in business administration from the University of Miami.

In connection with Mr. Rivas-Vásquez appointment as CFO and principal financial officer, on August 31, 2023, the Company entered into an offer letter (“Offer Letter”) with Mr. Rivas-Vásquez. Under the terms of the Offer Letter, Mr. Rivas-Vásquez will receive a signing bonus of $25,000, an annual base salary of $400,000, and he will be eligible to receive an annual bonus consisting of up to 20% of his annual base salary.

There are no arrangements or understandings between Mr. Rivas-Vásquez and any other persons pursuant to which he was appointed Chief Financial Officer. Mr. Rivas-Vásquez has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Any material adjustments to Mr. Rivas-Vásquez compensation in connection with his appointment as Chief Financial Officer will be recommended and established by the Compensation Committee for Board approval.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 1, 2023, the Company held its 2023 Annual Meeting (the “2023 Annual Meeting”) pursuant to the Proxy Statement filed with the SEC on September 22, 2023 (“Proxy Statement”) and mailed on or about September 22, 2023 to LifeWallet stockholders of record at the close of business on September 5, 2023 (the “Record Date”).

Stockholders holding 121,611,760 reverse split adjusted shares of LifeWallet Common Stock (approximately 88.40%) were present at the 2023 Annual Meeting in person or by proxy. Each such stockholder was entitled to one vote for each share of LifeWallet Common Stock held by such stockholder on the Record Date, and the holders of LifeWallet Common Stock voted together for the election of directors and the other proposal presented to them at the 2023 Annual Meeting.

As more fully described in the Proxy Statement, the following matters were submitted to votes of LifeWallet stockholders at the 2023 Annual Meeting: (i) to re-elect the two Class I directors of the Company as Class I directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal; and (ii) to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the 2023 fiscal year.

See “ABOUT THE MEETING” in the Proxy Statement for the standards applicable in the 2023 Annual Meeting.

Results of the two proposals:

(i) To re-elect the two Class I directors of the Company as Class I directors, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal:

	For	Against	Abstain
Roger Meltzer	3,027,747,480	0	298,330
Beatriz Assapimonwait	3,027,862,909	0	182,901

Having received a majority of the votes cast, Roger Meltzer and Beatriz Assapimonwait were reelected as Class I directors of LifeWallet, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal.

(ii) To ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2023 fiscal year:

For	Against	Abstain
3,039,212,393	801,430	280,165

Having received affirmative votes from a majority of the votes cast, the appointment of Deloitte as the independent registered public accounting firm of the Company for the 2023 fiscal year was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP Recovery, Inc.

Date:	November 2, 2023	By:	/s/ Alexandra Plasencia
		Name: Title:	Alexandra Plasencia General Counsel